Filed Pursuant To Rule 433

Registration No. 333-286293

March 28, 2025

Twitter & Reddit, Version 1

Want exposure to the top cryptocurrencies all in one fund?

Grayscale Digital Large Cap Fund (Ticker: GDLC) offers exposure to the top five cryptocurrencies in one fund and can be found in your brokerage or IRA today.

First Image URL: https://www.grayscale.com/crypto-products/grayscale-digital-largecap-fund

First Image URL Copy: Grayscale Digital Large Cap Fund

Second Image URL: https://www.grayscale.com/crypto-products/grayscale-digital-largecap-fund

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Twitter & Reddit, Version 2:

Want exposure to the top cryptocurrencies all in one fund?

Grayscale Digital Large Cap Fund (Ticker: GDLC) offers exposure to the top five cryptocurrencies in one fund and can be found in your brokerage or IRA today.

First Image URL: https://www.grayscale.com/crypto-products/grayscale-digital-largecap-fund

First Image URL Copy: Grayscale Digital Large Cap Fund

Second Image URL: https://www.grayscale.com/crypto-products/grayscale-digital-largecap-fund

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Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.